UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

       June 19, 2019
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of inTEST Corporation (the “Company”), the Company’s stockholders approved amendments to the Company’s Amended and Restated 2014 Stock Plan (the “Plan”) in the form of a Second Amended and Restated 2014 Stock Plan to increase the number of shares of common stock that may be delivered pursuant to awards granted under the Plan from 1,000,000 to 2,000,000 shares. In addition to increasing the number of shares available for issuance under the Plan, the Plan was also amended to make other changes and updates that consist of (i) the elimination of discretionary vesting of awards, except in cases of death, disability, or upon a Change of Control as defined in the amended Plan; (ii) the creation of a restriction that awards will continue to vest following retirement, subject to the employee signing a post-employment non-competition agreement, only if the sum of the retiring individual’s age plus years of service to the Company are equal to or greater than seventy-five; (iii) the limitation of vesting of an award upon a Change of Control only if stockholders approve such Change of Control, and such Change of Control is consummated, and either (a) the acquiring entity does not assume or substitute awards, (b) the recipient of an award is terminated within two years following the Change of Control, or (c) the recipient of an award resigns for Good Reason as defined in the amended Plan; and (iv) the establishment of a provision that any dividends to be paid on unvested awards will accrue and vest when the award vests.

The above summary is qualified by reference to the Second Amended and Restated 2014 Stock Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 19, 2019, the Company held its Annual Meeting. At the Annual Meeting, the stockholders voted on the following matters:

1.	Election as directors of five nominees, with each director to serve until the next annual meeting of stockholders. Each nominee for director was elected by a vote of the stockholders as follows:
	Nominee	Votes For	Votes Withheld	Broker Non-Votes
	Steven J. Abrams, Esq.	4,709,226	1,202,600	3,066,438
	Jeffrey A. Beck	5,318,319	593,507	3,066,438
	Joseph W. Dews IV	5,286,878	624,948	3,066,438
	William Kraut	5,295,225	616,601	3,066,438
	James Pelrin	5,237,545	674,281	3,066,438

2.	Approval of the amendments to the Amended and Restated 2014 Stock Plan to increase the number of shares available under the Plan. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,361,247	384,368	166,211	3,066,438

3.

Ratification of the selection of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

The proposal was approved by a vote of stockholders as follows:

	Votes For	Votes Against	Votes Abstained
	8,315,311	593,506	69,447

4.	Approval, on an advisory basis, of the compensation of our named executive officers. The proposal was approved on an advisory basis by a vote of stockholders as follows:

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
	5,457,572	319,930	134,324	3,066,438

5.

Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers.

The option of holding the advisory vote on the compensation of the Company’s named executive officers every year was approved on an advisory basis by a vote of the stockholders as follows:

	One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
	3,729,059	22,788	2,022,282	137,697	3,066,438

	The Board of Directors will take into account the stockholder vote on this proposal and consider what is in the best interests of the Company and its stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated 2014 Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By:	/s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   June 24, 2019